Nextpower Announces Entry into Battery Energy Storage (BESS) and
AI Data Center Markets with Definitive Agreement to Acquire Prevalon Energy,
Increases Fiscal Year 2027 Outlook

•Acquisition is expected to extend Nextpower’s solar power technology platform with the integration of BESS and energy management software
•Expands market opportunity for energy infrastructure to serve the utility grid, AI data centers, and industrial power systems
•Prevalon has over 6 GWh of BESS systems deployed globally and 1.3 GW of firm supply contracts supporting AI and hyperscaler data center infrastructure deployments
•Transaction expected to be accretive to FY27 financial outlook

FREMONT, Calif., May 28, 2026 — Nextpower™ (Nasdaq: NXT), a leading provider of solar and power technology solutions for utility-scale power plants, today announced it has entered into a definitive agreement to acquire Prevalon Energy, a U.S.-headquartered joint venture between Mitsubishi Power Americas and EES, for total consideration of up to $365 million, not including cash to be acquired, comprising cash and stock. Closing of the transaction is subject to customary closing conditions, including antitrust regulatory review.

The acquisition is expected to extend Nextpower’s technology platform across BESS and intelligent controls for critical power infrastructure. The Company projects that the global demand for BESS outside China could represent an opportunity of up to $35 billion by 2030, with the U.S. comprising up to $15 billion.

In connection with the transaction, Nextpower is raising its fiscal year 2027 outlook, which assumes the successful closing of the transaction. Nextpower now expects fiscal 2027 revenue of approximately $4.0 billion to $4.4 billion, compared to its prior outlook of $3.8 billion to $4.1 billion, and adjusted EBITDA of approximately $845 million to $930 million, compared to its prior outlook of $825 million to $900 million. Nextpower will provide additional details on its updated outlook during an investor conference call later today.

“Prevalon was the perfect choice for Nextpower to expand into BESS,” said Markus Wilhelm, founder and CEO of Strata Energy. “Both companies are technology focused and understand power, utilities, and complex use cases for customers. Prevalon’s BESS hardware and software platform solves challenging problems for utility-connected and self-powered AI data centers, including inertia support, grid stabilization, contingency management, and GPU AI workload smoothing. This is a differentiated, competitive advantage that Nextpower’s customers will value.”

Strata was one of the early movers in BESS, delivering over a dozen utility-scale BESS projects since 2018.

“Many of our customers have rapidly expanded their storage programs and asked us to extend Nextpower’s platform into power conversion and BESS to deliver fully integrated firm power solutions,” said Dan Shugar, founder and CEO of Nextpower. “Together with our recently announced and complementary power conversion acquisition, we expect that Prevalon’s BESS platform will open new market opportunities for Nextpower in AI data center power supply applications. Prevalon is already engaged with large hyperscalers with a lean, seasoned team that has a solid track record delivering BESS for utilities and IPPs across a variety of use cases.”

Prevalon’s BESS technology supports applications where power quality, rapid response, and deployment speed are critical, including AI data centers, private grids, grid-connected storage, and industrial power systems. Its Hybrid Power Stabilizer is designed to manage rapid load changes and support grid stability, while its HD5™ DC block and newly released HD5™ AC block products provide modular energy storage building blocks supported by insightOS controls, monitoring, diagnostics, and long-term service capabilities.

“Prevalon shares Nextpower’s relentless focus on innovation, quality, reliability, and customer success,” said Tom Cornell, President and CEO of Prevalon Energy. “Operating as part of Nextpower, we can leverage their global reach and deep client relationships. Our customers will benefit from doing business with a reliable, investment-grade partner with decades of experience in power generation and management.”

The acquisition continues Nextpower’s evolution to a comprehensive, integrated energy technology platform spanning structural systems, electrical infrastructure, power conversion, storage, controls, automation, and software. Earlier this month, Nextpower entered into a definitive agreement to acquire key power conversion technology used to store and dispatch electricity reliably and efficiently.

The transaction is expected to close in Q2 FY27, subject to customary regulatory approvals and closing conditions.

FY2027 Annual Outlook

	Updated Outlook	Previous Outlook
Revenue	$4.0 to $4.4 billion	$3.8 to $4.1 billion
GAAP Net Income	$507 to $573 million	$501 to $559 million
GAAP Diluted EPS	$3.22 to $3.64	$3.19 to $3.56
Adjusted EBITDA	$845 to $930 million	$825 to $900 million
Adjusted Diluted EPS	$4.30 to $4.73	$4.21 to $4.59

Updated outlook includes planned incremental costs of approximately $50 million related to the acceleration of our entry into the power conversion market.

Adjusted EBITDA range of $845 million to $930 million excludes approximately $208 million for stock-based compensation, net intangible amortization, and acquisition related costs.

Adjusted Diluted EPS range of $4.30 to $4.73 excludes approximately $1.09 for stock-based compensation, net intangible amortization, and acquisition related costs, net of impacts for tax.

Investor Conference Call and Webcast
Nextpower will host an investor conference call and webcast to discuss the acquisition today, May 28, at 2 p.m. PT/5 p.m. ET. The live webcast and presentation materials are available at investors.nextpower.com.

The webcast replay will be available on the Nextpower Investor Relations website following the conclusion of the event.

About Nextpower
Nextpower™ (Nasdaq: NXT) designs, engineers, and delivers an advanced energy technology platform for solar power plants, innovating across structural, electrical, and digital domains. Our integrated solutions are designed to streamline project execution, increase energy yield and long-term reliability, and enhance customer ROI. Building on over a decade of technology and market leadership, the company delivers intelligent power generation systems and services to meet rapidly expanding global electricity demand. Nextpower partners with the world’s leading energy companies to power what’s next. Learn more at www.nextpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements relating to the acquisition of Prevalon by Nextpower, future financial and operating results of Prevalon and Nextpower, including our outlook for fiscal year 2027 and beyond, the future demand for BESS, opportunities in the energy infrastructure market, and the benefits of the transaction and future opportunities for the combined company, including the benefits our customers may realize as a result of integrating Prevalon’s business into Nextpower. These forward-looking statements are only predictions, are based on various assumptions and on the current expectations of Nextpower’s management and may differ materially from actual results due to a variety of factors including but not limited to: our strategies, mission, plans, objectives and goals; the ability of Nextpower to successfully integrate Prevalon’s operations, products and employees; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; the market demand for our products, solutions and services and our ability to deliver them to customers; the retention of key employees, customers or suppliers; projections regarding the U.S. and global demand for electricity and solar power; our competitiveness and global market share; macro-economic trends; growth opportunities and plans for future operations; and legislative, regulatory and economic developments, including changing business conditions in our industry or markets overall and the economy in general. Other risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements are also described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextpower’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other documents that Nextpower has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextpower is not aware of or that Nextpower currently believes are immaterial that could also cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextpower assumes no obligation to update these forward-looking statements.

Investor Relations Contact

Sarah Lee
Investor@nextpower.com

Media Contact

Brandy Lee
Media@nextpower.com